UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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City Holding Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2004

To Our Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of City Holding Company to be held at the Charleston Marriott Town Center located at 200 Lee Street, E., Charleston, West Virginia 25301, on Wednesday, April 28, 2004 at 2:30 p.m. We look forward to personally greeting those of you who are able to attend the meeting.

The notice of meeting and proxy statement accompanying this letter describes the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the postage-paid envelope provided.

City Holding Company thanks you for your consideration and your continued support.

Sincerely,

Gerald R. Francis Chairman, President & CEO

CITY HOLDING COMPANY

25 Gatewater Road

Charleston, West Virginia 25356-0520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 28, 2004

Notice is hereby given that the Annual Meeting of Shareholders of City Holding Company will be held at the Charleston Marriott Town Center located at 200 Lee Street, E., Charleston, West Virginia 25301, on Wednesday, April 28, 2004 at 2:30 p.m. (local time) for the following purposes:

1.	To elect seven Class II directors to serve for a term of three years. The names of the nominees are set forth in the accompanying proxy statement.

2.	To ratify the Board of Directors’ appointment of Ernst & Young LLP as independent auditors of City Holding Company for 2004.

3.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 5, 2004 are the only shareholders entitled to notice of and to vote at the annual shareholders meeting.

By Order of the Board of Directors,

Victoria A. Evans, Secretary

March 23, 2004

IMPORTANT NOTICE

Whether you expect to attend the meeting or not, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed, postage paid envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

CITY HOLDING COMPANY

25 Gatewater Road

Charleston, West Virginia 25356-0520

PROXY STATEMENT

Information Concerning the Solicitation

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of City Holding Company (the “Company”) to be held on April 28, 2004.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their best efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed, on or about March 23, 2004, to shareholders of record at the close of business on March 5, 2004.

A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by (i) notifying, in writing, Victoria A. Evans, Corporate Secretary, City Holding Company, P. O. Box 7520, Charleston, WV 25356-0520, (ii) executing a proxy with a later date, or (iii) voting in person at the Annual Meeting the shares represented by the proxy. (Your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting.) If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, it is intended that all signed and returned proxies will be voted FOR proposals 1 and 2 and in the discretion of the persons named in the accompanying proxy card on any other matter that properly comes before the Annual Meeting and any adjournment or postponements of the Annual Meeting.

Outstanding Voting Shares

Only shareholders of record at the close of business on March 5, 2004 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 16,713,845 shares of Common Stock (after deducting an aggregate of 205,403 shares held in treasury). Each share has one vote. Directors are elected by a plurality of the votes cast. The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. In elections of directors, each shareholder shall have the right to cast one vote for each share of stock owned by him for as many persons as there are directors to be elected, or, upon notice to the Company in accordance with West Virginia law, he may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock, or he may distribute them on the same principle among as many candidates and in such manner as he shall desire. If one shareholder has given notice that he intends to cumulate votes, all shareholders may do so. The persons named in the accompanying proxy card may cumulate their votes at their discretion.

The presence, in person, or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to a vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum. As a consequence, abstentions will have the effect of votes against the proposal to ratify the appointment of Ernst & Young LLP. Because director nominees must receive a plurality of the votes cast at the meeting, a vote withheld will not affect the outcome of the election. Any shares held in street name that are not voted (“broker non-votes”) in the election of directors or the proposal to ratify the Company’s appointment of Ernst & Young LLP will not be included in determining the number of votes cast.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR

AND NAMED EXECUTIVE OFFICERS

The Company’s only authorized voting equity security is its Common Stock, par value $2.50 per share (the “Common Stock”). As discussed on the preceding pages, the Company’s Common Stock has one vote per share on all matters except the election of directors.

The table below presents certain information as of February 1, 2004 regarding beneficial ownership of shares of Common Stock by directors, named executive officers listed under “Executive Officers of City Holding Company” on page 11, and all directors and executive officers as a group. The Company knows of no person that owns more than 5% of the outstanding Common Stock.

Name of Beneficial Owner	Sole Voting and Investment Power	Other (1)	Common Shares Subject to a Right to Acquire (2)	Aggregate Percentage Owned
Directors:
Samuel M. Bowling	63,176	17,427		*
Hugh R. Clonch	19,300	91,984		*
Oshel B. Craigo (3)	9,774	2,912		*
William H. File III (3)	12,476	999		*
Robert D. Fisher	10,661			*
Gerald R. Francis (3)	65,282	8,158	298,550	2.33%
Jay C. Goldman	11,747			*
David E. Haden	62,496			*
David W. Hambrick	32,846	3,470		*
Frank S. Harkins, Jr.	32,799	10,000		*
Tracy W. Hylton II (3)	16,638			*
C. Dallas Kayser (3)	33,949	481		*
Philip L. McLaughlin	41,141	4,064		*
E. M. Payne III (3)	4,895	54,230		*
Robert T. Rogers	22,358			*
James L. Rossi	9,549			*
Sharon H. Rowe(3)	47,488	8		*
James E. Songer II	5,417	56,779		*
Albert M. Tieche, Jr.	30,000			*
Mary H. Williams	7,101	56,740		*
Named Executive Officers:
William L. Butcher	19,300	2,420	46,666	*
Charles R. Hageboeck	19,000	12,048	40,666	*
John S. Loeber	33,547		35,119	*
Craig G. Stilwell	16,900	1,196	37,666	*
Directors and Executive Officers as a group (24 persons)	627,840	322,916	458,667	8.46%

*	Less than 1%.

(1)	Includes shares (a) owned by or with certain relatives; (b) held in various fiduciary capacities; (c) held by certain corporations; (d) held in trust under the Company’s 401(k) Plan and Trust.

(2)	Includes options to acquire shares of the Company’s Common Stock that are exercisable within 60 days of February 1, 2004.

(3)	Messrs. Craigo, File, Francis, Hylton, Kayser, Payne and Ms. Rowe are nominees for re-election to the Board of Directors.

Governance and Nominating Committee Report

The Governance and Nominating Committee of the Board of Directors (the “Governance Committee”) is comprised of six independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The Governance Committee is charged with the responsibilities of i) identifying individuals qualified to become Board members; ii) selecting or recommending that the Board select, the director nominees for the next annual meeting of shareholders; and iii) overseeing corporate governance matters for the Company.

Director candidates are nominated by the Governance Committee. The Governance Committee will consider director candidates recommended by shareholders. The Governance Committee’s written charter directs the committee to evaluate the candidates based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes. There are no differences in the manner in which the Governance Committee evaluates director candidates based on whether the candidate is recommended by a shareholder. Some of the criteria that are used by the Governance Committee to evaluate the candidates, including those selected for nomination at the 2004 Annual Meeting, include:

•	Prior business experience

•	Education

•	Age

•	Skills that may be relevant to the Company’s business

•	Geographic distribution of the candidates

•	Prior Board experience with the Company or other publicly-traded companies

The Governance Committee is also empowered to retain and to terminate outside advisors to assist in the performance of its functions with the sole authority to agree to fees and other terms of engagement. The committee did not hire any outside advisors to assist them with respect to the selection of candidates for director nominations in 2004.

The Governance Committee has nominated for election as Class II directors the following seven candidates, all of whom currently serve as Class II directors of the Company: Oshel B. Craigo, William H. File III, Gerald R. Francis, Tracy W. Hylton II, C. Dallas Kayser, E. M Payne III and Sharon H. Rowe. The Governance Committee did not receive any recommendations from any shareholders in connection with the Annual Meeting. Hugh R. Clonch was unable to attend the Governance Committee meeting and thus was unable to sign the report.

Respectfully submitted,

Jay C. Goldman, Chairman

Oshel B. Craigo

Robert D. Fisher

C. Dallas Kayser

James E. Songer II

February	25, 2004

ELECTION OF DIRECTORS (Proposal 1)

In accordance with the Company’s Bylaws, the Board of Directors is classified into three classes as nearly equal in number as the then total number of Directors constituting the whole Board permits. Each class is to be elected to separate three-year terms with each term expiring in different years. At each Annual Meeting the directors or nominees constituting one class are elected for a three-year term. The term of those directors listed below as Class II expires at the Annual Meeting. There are seven nominees for election as Class II directors to serve for terms of three years expiring at the Annual Meeting in 2007. Messrs. Craigo, File, Francis, Hylton, Kayser, Payne and Ms. Rowe currently serve as directors of the Company and will stand for re-election as Class II directors.

Each director elected will continue in office until a successor has been elected. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy card intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The names of the nominees for directors of the Company and the names of the directors of the Company whose terms of office will continue after the Annual Meeting are listed in the following table.

Name	Age	Director Since		Principal Occupation During The Past Five Years
Class II Nominees (Terms Expire in 2007):

Oshel B. Craigo	66	2001		Owner, Better Foods, Inc. (restaurants). Owner, Craigo Real Estate, Inc. (real estate). Owner, Mt. State Properties, Inc. (real estate). Owner, Gino’s Distributing Co., Inc. (restaurants). Director, City National Bank of West Virginia, since 1999.

William H. File III	56	2001		Partner, File, Payne, Scherer & File (law firm). Director, City National Bank of West Virginia since 2002.

Gerald R. Francis	60	2001		Chairman of the Board, City Holding Company and City National Bank of West Virginia since April 2002. President and Chief Executive Officer, City Holding Company and City National Bank since January 2001. Director, City National Bank of West Virginia since June 2001. President and Director, Peoples Bank Corp. of Indianapolis 1997 – 1999.

Tracy W. Hylton II	55	1993	(1)	President, Eller, Inc. (construction and reclamation company). Member, Harper Hotel LLC (management company). President, Lightning, Inc. (lease holding and coal sales). President, MIN, Inc. (coal sales). Vice President, Nell Jean Enterprises, Inc. (retail sales of mining, construction, sporting goods). President, Nell Jean Industries (heavy excavation and reclamation). President, New Land Leasing Company, Inc. (lease holding company). President, Patience, Inc. (surface coal mining). Secretary and Treasurer, Patton, Inc. (contract underground coal mines). Member, T & M, LLC (land owner and lessor). Director, City National Bank of West Virginia since 2002.

C. Dallas Kayser	52	1995		Senior Partner, Kayser, Layne & Clark, PLLC (formerly C. Dallas Kayser, LC) (law firm). Treasurer, Deerfield Development Corp. (land development). Director, City National Bank of West Virginia since 2002.

E. M. Payne III	68	1985	(1)	President, Piney Land Company (land management company) since July 2003. Attorney, File, Payne, Scherer & File (law firm) since July 2003. Partner, File, Payne, Scherer & File (law firm) until June 30, 2003. Director, City National Bank of West Virginia since June 2002.

Sharon H. Rowe	53	2001		Vice President of Communications, The Greenbrier Resort and Club Management Company and Director of Communications, The Greenbrier, since 1998. Director, City National Bank of West Virginia, Charleston, WV since 1999.

The Board of Directors recommends that shareholders vote “FOR” all of the Class II nominees listed above.

Class III Directors (Terms Expire in 2005)

Samuel M. Bowling	66	1983		President and Owner, Dougherty Co., Inc. (mechanical contractor). Owner, S. M. Bowling, Inc. (personal holding company). Owner, Bowling Enterprises, Inc. (auto, truck, and equipment leasing company). Vice Chairman of the Board, City Holding Company since 1999. Chairman of the Board, City National Bank of West Virginia 1990 – March 2002. Vice Chairman of the Board, City National Bank of West Virginia since April 2002.

Hugh R. Clonch	64	1995		President, Clonch Industries (lumber manufacturer). Director, City National Bank of West Virginia since 2002.

Robert D. Fisher	51	1994		Partner, Adams, Fisher & Evans, Ripley (law firm). Director, City National Bank of West Virginia since 2002.

Jay C. Goldman	60	1988		President, Goldman and Associates (real estate). Former Mayor, City of Charleston, Charleston, WV. Director, City National Bank of West Virginia since 2002.

David E. Haden	65	1998		Consultant, Ringler Associates of West Virginia, PLLC (structured settlements) since January 2003. Retired President, CityInsurance Professionals (formerly RMI, Ltd;) (insurance agency). Director, City National Bank of West Virginia since 2002.

Philip L. McLaughlin	63	1993	(1)	Retired as Chairman of the Board, City Holding Company in April 2002. Director, City National Bank of West Virginia since 2002. Regional President (Allegheny Region), City National Bank from 1999 - June 2001. Former President, Chief Operating Officer and Director, Horizon Bancorp, Inc. President, Chief Executive Officer and Director, Greenbrier Valley National Bank.

Robert T. Rogers	70	1985	(1)	President and Chief Executive Officer, R. T. Rogers Oil Co. (petroleum distributor). Director, City National Bank of West Virginia since 2002.

Class I Directors (Terms Expire in 2006)

David W. Hambrick	62	1993	(1)	Attorney, Guills & Via (law firm) since January 2002. Self-employed attorney from March 2000 - December 2001. Former Vice President, City Holding Company from January 1999 - March 2000. Executive Vice President, Horizon Bancorp, Inc., 1986 – 1999. Director, City National Bank of West Virginia since 2002.

Frank S. Harkins, Jr.	64	1982	(1)	Retired as Chairman of the Board and Chief Executive Officer, Horizon Bancorp, Inc. in May 1998. Director, City National Bank of West Virginia since 2002. Former Director, President and Chief Executive Officer, Bank of Raleigh until 1999.

James L. Rossi	49	2001		President, James Rossi, CPA (public accounting). Director, City National Bank of West Virginia, Charleston, WV since 1999.

James E. Songer II	48	2000		President, Songer Insurance Agency (insurance agency). Owner, Homeseekers LLC (real estate sales and development). Director, City National Bank of West Virginia since 2002.

Albert M. Tieche, Jr.	51	1992	(1)	General Manager, Black Knight Country Club (golf and country club) since February 2002. President, BHI, Inc. (surviving corporation of Beckley Hospital Inc.) 1977 - 2002. Former Administrator and Treasurer, Beckley Hospital, Inc. (health care), 1977 - 1997. Director, City National Bank of West Virginia since 2002.

Mary E. Hooten Williams	42	2001		Treasurer, Hooten Equipment Company (dealers/distributors of commercial heating and air conditioning and suppliers of food service equipment). Treasurer, Virginia Street Corporation (real estate). Director, City National Bank of West Virginia, Charleston, WV since 1999. Former Pharmaceutical Sales Specialist, AstraZeneca, from September 2000 - August 2001.

(1)	On December 31, 1998, the merger of Horizon Bancorp, Inc. (“Horizon”) into City Holding Company (“City Holding”) (the “Holding Company Merger”) was consummated and certain directors of Horizon became directors of City Holding.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board of Directors

The Company is managed under the direction of the Board of Directors, which has adopted a Code of Ethics and charters for the Governance and Nominating Committee, Compensation Committee and the Audit Committee to set forth certain corporate governance practices. These documents are available on the Company’s Internet website at http://www.cityholding.com under the Corporate Governance tab.

Independence of Directors

The Board of Directors has determined that the following directors are “independent” within the meaning of the general independence standards in the listing standards of The Nasdaq Stock Market, Inc., the market on which shares of the Company’s Common Stock are quoted: Messrs. Clonch, Craigo, File, Fisher, Goldman, Hambrick, Hylton, Kayser, Payne, Rogers, Rossi, Songer, Tieche and Mmes. Rowe and Williams.

Meetings of Independent Directors

Beginning in 2004, independent members of the Board of Directors will meet in executive session at least two times a year. The Board has determined that a presiding director should chair all meetings of the independent directors. The presiding director for 2004 is Mr. E. M. Payne, III. Shareholders and other interested persons may contact the presiding director or the independent members of the Board of Directors as a group through the method described in “Communications with the Board of Directors” below.

Attendance at Annual Meeting

The Company expects all directors to attend the annual meeting of shareholders each year. Of the Company’s 21 directors at the time of the 2003 annual meeting, 20 directors attended the 2003 annual meeting of shareholders.

Communications with the Board of Directors

The Board of Directors has unanimously approved a process for shareholders to send communications to the Board of Directors and individual directors. Shareholders and other interested persons may communicate with the full Board of Directors, a specified committee of the Board, the independent directors or a specified individual member of the Board in writing by mail c/o City Holding Company, 25 Gatewater Road, P. O. Box 7520, Charleston, WV 25356-0520, Attention: Corporate Secretary. All communications will be forwarded to the Board of Directors, the specified committee of the Board or the specified individual director, as appropriate. The Company screens all regular mail for security purposes.

Availability of Code of Ethics and Committee Charters

The Company’s Code of Ethics and the charters of the Audit Committee, Compensation Committee, and Governance and Nominating Committee are available on the Company’s Internet website at http://www.cityholding.com under the Corporate Governance tab.

Committees of the Board of Directors and Meeting Attendance

The full Board of Directors met 12 times during the fiscal year ended December 31, 2003. With the exception of Mr. Craigo, no member of the Board of Directors of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such director served during 2003.

Executive Committee

During 2003, the Executive Committee consisted of Messrs. Francis (Chairman), Bowling, Clonch, Grist, Harkins, Kayser, McLaughlin, Payne, Rogers and Ms. Rowe. Subject to limitations imposed by the West Virginia Business Corporation Act, the Executive Committee has the power to act between meetings of the Board on virtually all matters that the Board could act upon, but generally as a matter of practice reserves its function for special or emergency purposes. The Executive Committee did not meet during fiscal year 2003. In January 2004, the Executive Committee was restructured and is currently comprised of the following members: Messrs. Francis (Chairman), Bowling, McLaughlin and Payne.

Compensation Committee

During 2003, the Compensation Committee consisted of Messrs. Bowling (Chairman), Clonch, Grist, Harkins, Kayser, Payne, Rogers and Ms. Rowe. Samuel M. Bowling, Chairman of the Compensation Committee, was, during the fiscal year ended December 31, 2003, an employee of the Company. See “Compensation of Directors” below. The Compensation Committee met twice during the fiscal year ended December 31, 2003. All Compensation Committee members attended the meetings held in 2003. In January 2004, the Compensation Committee was restructured. The restructured Compensation Committee is currently comprised of Messrs. Kayser (Chairman), Craigo, Clonch, Fisher, Goldman and Songer. The Board of Directors has determined that each of the current members of the Compensation Committee is “independent” within the meaning of the general independence standards of the listing standards of The Nasdaq Stock Market, Inc. For a description of the function of the Compensation Committee, see

“Compensation Committee Report on Executive Compensation” beginning on page 15. The Compensation Committee met on February 25, 2004 to review and consider base executive compensation and stock option awards for 2004 and performance bonuses payable for 2003.

Audit Committee

During 2003, members of the Audit Committee included Messrs. Rossi (Chairman), File, Fisher, Hambrick, Hylton, Payne and Tieche, none of whom is employed by the Company. The Audit Committee held six meetings during fiscal year 2003. The Audit Committee selects the independent auditors (subject to shareholder ratification), considers the scope of the audit, reviews the activities and recommendations made by the Company’s internal auditors, and considers comments made by the independent auditors with respect to the Company’s internal control structure. No Audit Committee member, except Mr. Hylton, attended fewer than 75% of the committee meetings held during the fiscal year ended December 31, 2003. In January 2004 the Audit Committee was restructured and is currently comprised of the following directors: Messrs. Rossi (Chairman), Hambrick, Hylton, Payne, Tieche and Ms. Rowe. The Board of Directors has determined that each of the current members of the Audit Committee is “independent” within the meaning of the enhanced independence standards for audit committee members in the Securities and Exchange Act of 1934 and rules thereunder, as amended, as incorporated into the listing standards of The Nasdaq Stock Market, Inc. The Board of Directors has also determined that James L. Rossi, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Nominating Committee

During 2003, the Nominating Committee consisted of Messrs. Clonch (Chairman), Bowling, Craigo, Grist, Haden, Hylton and Songer. The Nominating Committee met one time during fiscal year 2003. All Nominating Committee members attended the meeting except Mr. Craigo. In January 2004, the Nominating Committee was restructured to become the Governance and Nominating Committee. The restructured Governance and Nominating Committee is currently comprised of Messrs. Goldman (Chairman), Craigo, Clonch, Fisher, Kayser and Songer. The Board of Directors has determined that each of the current members of the Governance and Nominating Committee is “independent” within the meaning of the general independence standards of the listing standards of The Nasdaq Stock Market, Inc. The Governance and Nominating Committee met in February 2004 to consider and nominate candidates for election as Class II directors at the 2004 annual meeting of shareholders. For a description of the function of the Governance and Nominating Committee, see the “Governance and Nominating Committee Report” on page 4.

Director Candidate Recommendations and Nominations by Shareholders. The Governance Committee’s Charter provides that the Governance Committee will consider director candidate recommendations by shareholders. Any shareholder entitled to vote for the election of directors may (1) recommend candidates for election to the Board of Directors or (2) nominate persons for election to the Board or Directors if such shareholder complies with the procedures set forth in the Company’s Amended and Restated Bylaws, which are summarized in “Shareholder Proposals” beginning on page 19.

Governance and Nominating Committee Process for Identifying and Evaluating Director Candidates. For a description of the Governance Committee’s process for identifying and evaluating candidates for election to the Board of Directors, see the “Governance and Nominating Committee Report” on page 4. The Governance Committee did not receive any recommendations from any shareholders in connection with the annual meeting.

Compensation of Directors

During 2003, non-employee Directors of the Company received a $2,500 quarterly retainer, $500 for each Board meeting attended and $250 for each Committee meeting attended. Based upon the Company’s performance during 2003, directors (other than Messrs. Bowling and Rossi) received a bonus of $8,500 using a formula tied to the Company’s return on equity. Directors who are officers or employees of the Company and its subsidiaries receive no additional compensation for service on the Board or any of its Committees.

Mr. Bowling was paid $27,500 during fiscal year 2003 for serving as vice-chairman of the Board of Directors and is classified as an employee, with benefits commensurate with those available to all other employees of the Company. He also received a bonus of $23,375 based upon the Company’s performance in 2003. He was not paid any other fees for director or committee service or for meeting attendance.

Mr. Rossi, who serves as Chairman of the Audit Committee, received an annual retainer of $15,000, a bonus of $12,750 (using a formula tied to the Company’s return on equity) and meeting fees as discussed above. The annual retainer and bonus were not in addition to the quarterly retainer and bonus for non-employee directors described above.

Directors Payne, File, Songer, Harkins, Hylton, and Tieche were directors of the former Bank of Raleigh, and are covered by the Bank of Raleigh Directors’ Deferred Compensation Plan. Mr. Harkins was also a director of the former National Bank of Summers and is covered under the National Bank of Summers Directors’ Deferred Compensation Plan. Under the terms of these plans, directors (or their survivors) are entitled to payments for a period of 15 years upon reaching retirement age, as defined by the plans, or death. The methodology for calculating future benefits for these directors was established at the time that the deferrals were made, and is unaffected by their current service on the Board of the Company. The Company accrues the present value of these obligations on its Consolidated Balance Sheet.

During fiscal year 2003, Mr. Rogers received retirement benefit payments totaling $14,682 under the National Bank of Summers Directors’ Deferred Compensation Plan. Mr. Rogers’ retirement benefit payments began at age 65, as provided for under that plan.

Report of the Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of six independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix B. The Audit Committee approves the selection of the Company’s independent auditors, subject to shareholder ratification. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors.

Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Ernst & Young.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards).

The Audit Committee has also received the written disclosures and the letter from Ernst & Young relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young that firm’s independence from the Company. The Audit Committee has also considered whether the provision of non-audit related services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

Based upon the Audit Committee’s discussions with management and Ernst & Young and the Audit Committee’s review of the representations of management and the report of Ernst & Young to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Respectfully submitted,

James L. Rossi, Chairman

David W. Hambrick

Tracy W. Hylton, II

E.M. Payne III

Sharon H. Rowe

Albert M. Tieche, Jr.

February 24, 2004

EXECUTIVE OFFICERS OF CITY HOLDING COMPANY

At March 23, 2004, the executive officers of the Company were as follows:

Name	Age	Business Experience

Gerald R. Francis	60	Chairman of the Board, City Holding Company and City National Bank of West Virginia since April 2002. President and Chief Executive Officer, City Holding Company and City National Bank since January 2001. Director, City Holding Company and City National Bank of West Virginia since June 2001. President and Director, Peoples Bank Corp. of Indianapolis 1997 - 1999.

William L. Butcher	39	Executive Vice President of Retail Banking, City Holding Company and City National Bank since April 2001. Senior Vice President of Retail Banking, Fifth Third Bank from 1999 - 2000. Senior Vice President of Retail Banking, Peoples Bank Corp. of Indianapolis from 1998 - 1999.

Charles R. Hageboeck	41	Executive Vice President and Chief Financial Officer, City Holding Company and City National Bank since June 2001. Director of Forecasting, Roche Diagnostics Corp. from 2000 - 2001. Chief Financial Officer, Peoples Bank Corp. of Indianapolis from 1995 - 1999.

John S. Loeber	59	Executive Vice President of Commercial Banking and Chief Credit Officer, City Holding Company and City National Bank since May 2001. Senior Credit Officer, Union Federal Bank from 2000 - 2001. Senior Vice President and Chief Credit Officer, Peoples Bank Corp. of Indianapolis from 1998 - 1999.

Craig G. Stilwell	48	Executive Vice President of Marketing & Human Resources, City Holding Company and City National Bank since May 2001. Industry Consulting Leader-Financial Services, Olive LLP from 1999 - 2001. Senior Vice President, Human Resources & Marketing, Peoples Bank Corp. of Indianapolis from 1978 - 1999.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation for the Company’s Chief Executive Officer during 2003 and its other most highly paid executive officers (the “named executive officers”), as well as the total compensation paid to each individual during the Company’s last three fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Compensation		Long Term Compensation Awards	All Other Compensation ($)(3)
		Salary ($)(1)	Bonus ($)(2)	Securities Underlying Options (#)
Gerald R. Francis President, Chief Executive Officer and Director	2003 2002 2001	400,000 400,000 229,167	680,000 581,000 250,000	50,000 100,000 200,000	18,642 18,239 35,206

William L. Butcher Executive Vice President, Retail Banking	2003 2002 2001	200,000 200,000 123,958	170,000 146,000 130,000	10,000 20,000 20,000	6,486 6,003 24,571

Charles R. Hageboeck Executive Vice President and Chief Financial Officer	2003 2002 2001	220,000 220,000 111,806	187,000 160,500 130,000	10,000 20,000 30,000	6,540 6,063 23,701

John S. Loeber Executive Vice President, Commercial Banking and Chief Credit Officer	2003 2002 2001	200,000 200,000 109,375	170,000 171,000 105,000	10,000 20,000 20,000	8,322 8,002 11,985

Craig G. Stilwell Executive Vice President, Director of Human Resources & Marketing	2003 2002 2001	175,000 175,000 94,271	148,750 127,875 80,000	10,000 20,000 20,000	5,886 5,973 18,034

(1)	Salary in 2001 reflects employment dates ranging from February 2001 through June 2001.

(2)	Bonus amounts paid for 2003 and 2002 were determined based upon the Company’s profitability for the year. Bonuses paid in 2001 reflect amounts that were contractual obligations under the named executive’s employment contract, signing bonuses and performance-based compensation. Mr. Loeber also received a $25,000 bonus paid in 2002 in recognition of the completion of certain 2001 objectives.

(3)	“All Other Compensation” for 2003 consisted of the following: (i) the Company’s matching contribution under the City Holding Company 401(k) Plan & Trust in the amount of $6,000 each for Messrs. Francis, Butcher, Hageboeck and Loeber and $5,188 for Mr. Stilwell; and (ii) group term life insurance premium payments in the amount of $2,322 for Messrs. Francis and Loeber, $486 for Mr. Butcher, $540 for Mr. Hageboeck and $698 for Mr. Stilwell; and (iii) an auto allowance of $10,320 for Mr. Francis.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

The following table shows the stock options granted to each named executive officer during the fiscal year ended December 31, 2003. The Company did not grant any stock appreciation rights (“SARs”) during the 2003 fiscal year.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	Grant Date Present Value ($)
Gerald R. Francis	50,000	55.56%	$28.00	2/25/2013	$446,500

William L. Butcher	10,000	11.11%	$28.00	2/25/2013	$89,300

Charles R. Hageboeck	10,000	11.11%	$28.00	2/25/2013	$89,300

John S. Loeber	10,000	11.11%	$28.00	2/25/2013	$89,300

Craig G. Stilwell	10,000	11.11%	$28.00	2/25/2013	$89,300

In accordance with the Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to arrive at short-term valuations for exchange-traded options. Stock options granted by the Company are long-term, non-transferable, and subject to vesting restrictions. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the estimated time period until exercise of the option. In calculating the grant date present value for City Holding Company Common Stock, the volatility was calculated using month-end closing prices of City Holding Common Stock between January 1996 and February 2003. The risk-free rate of return was fixed at the rate of the five-year U.S. Treasury Note for the month as reported in Federal Reserve Statistical Release H.15(159), and the estimated time period until exercise was assumed to be five years. The following assumptions were used in the table:

Stock Option Grant	Expiration Date	Volatility	Dividend Yield	Risk Free Rate of Return	Time Period
February 26, 2003	February 25, 2013	0.43%	2.86%	2.90%	5.0 years

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table shows the stock options exercised by the named executive officers during the fiscal year ended December 31, 2003 and the number and value of all unexercised options held by the named executive officers at December 31, 2003.

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gerald R. Francis	34,782	$797,551.26	298,550	16,668	$7,253,870.56	$117,669.02

William L. Butcher	—	—	46,666	3,334	$1,022,861.96	$23,538.04

Charles R. Hageboeck	12,000	$221,100.00	40,666	3,334	$835,061.96	$23,538.04

John S. Loeber	—	—	35,119	3,334	$705,421.16	$23,538.04

Craig G. Stilwell	6,000	$116,480.00	37,666	3,334	$772,771.96	$23,538.04

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock options outstanding and shares available for future awards under the Company’s equity compensation plans as of December 31, 2003.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders

1993 Stock Incentive Plan (2)	650,671	$13.19	0

2003 Incentive Plan	0	0	1,000,000

Equity compensation plans not approved by security holders (3)	0	0	0

(1)	This column contains information regarding employee stock options only; there are no warrants or stock appreciation rights outstanding.

(2)	After March 2003, no additional options can be granted under the 1993 Stock Incentive Plan.

(3)	The Company does not have any equity compensations plans that have not been approved by shareholders.

Compensation Committee Report on Executive Compensation

To the Board of Directors of City Holding Company:

The Compensation Committee of the Board of Directors (the “Committee”) is comprised of six independent directors and operates under a charter approved by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix C. The Committee is charged with the design and implementation of compensation plans affecting the Board of Directors and the Company’s executive officers, including salary, bonuses, annual grants of stock options, and any other forms of compensation. Each element of the Company’s executive compensation program has a somewhat different purpose. The Committee believes that its principal responsibility is to ensure that the Company’s compensation practices allow the Company to attract and retain qualified management and to incent and reward executive performance in ways that are aligned with increasing shareholder value. Further, the Committee believes that overall compensation should be significantly dependent upon performance as measured by the Company’s profitability and the market price of the Company’s Common Stock. Therefore, the Committee recommended, and the full Board of Directors approved, an incentive plan for annual bonuses for both directors and executive officers of the Company based upon the profitability achieved by the Company.

Stock options provide a long-term incentive for future performance that aligns executive officers’ interests with those of the shareholders in general. During 2003, and under the Company’s 1993 Stock Incentive Plan, the Committee recommended, and the full Board approved, grants of stock options to executive officers of the Company. These grants were made at current market value with vesting to occur only after six years, or upon the achievement of certain target share price thresholds, in order to more closely align the benefits to the officer with benefits to the shareholder.

In order to attract and retain the qualified management able to lead the Company successfully, the Committee believes that overall executive compensation must be set at levels commensurate with similarly sized high performing financial institutions and that consideration must be given to the nature and scope of the executive officer’s responsibilities, performance, experience, and credentials. Salary payments during 2003 were made to the executive officers after review and consideration of all of these factors and were unchanged from base salary levels during 2002. Bonuses for 2003 were based upon the Company’s profitability, as measured by return on equity. During 2003, the Company achieved a return on equity of 24.5% as compared to 20.5% during 2002. This represented the 15th best performance among publicly traded banking institutions in the U.S. during 2003, most of which achieved better returns on this measure through increased leverage. By an alternative measure of profitability, return on assets, the Company turned in the 9th best performance among publicly traded banking institutions in the U.S. during 2003. As a result of the Company’s increased level of profitability as well as other positive changes implemented by the Board of Directors and the management of the Company, the Company’s stock price increased from $28.26 on December 31, 2002 to $35.06 on December 31, 2003, representing an increase of 24% in 2002 which followed an increase of 135% in 2002 and an increase of 109% during 2001. The market value of the Company’s Common Stock has increased in excess of $480 million since the Company hired its current executive management team.

Basis for Chief Executive Officer Compensation

The CEO, Gerald R. Francis, and the other executive officers of the Company each have employment contracts. See “Other Executive Compensation Plans and Arrangements: Employment and Consulting Agreements.” For 2003, Mr. Francis earned $400,000 in salary as shown in the Summary Compensation Table on page 12. Mr. Francis’ base compensation was determined after the Committee considered Mr. Francis’ experience and achievements, both at the Company and in leading other institutions within the industry, as well as compensation levels at comparable companies, and was unchanged from his base compensation during 2002. Mr. Francis’ bonus was based upon the Company’s return on equity during 2003 under a formula specified in his employment contract. Under that contract, Mr. Francis was eligible for a maximum bonus of 100% of his base salary if the Company achieved a return on equity of 16%. In January of 2002, the Board determined that the limitation in the executive management contracts did not operate in the best interests of the Company and did not provide the management team with sufficient incentives to maximize the Company’s performance. As a result of Mr. Francis’ efforts to increase the Company’s profitability in 2003, the Company achieved a return on equity of 24.5%. After considering the impact to earnings from the Company’s negative provision for loan losses during 2003, as well as the non-cash charge associated with redemption of the Company’s trust preferred securities, the Committee determined that a bonus of $680,000 best represented the Company’s underlying performance during 2003 and approved bonuses accordingly. Therefore, Mr. Francis’ total cash compensation for 2003 (base salary and bonus and other cash compensation) was $1,098,642. Mr. Francis’ total cash compensation is comparable to average total compensation during 2001 (the most current available) for banks with assets between $1 and $5 billion and return on equity of over 15% as reported by SNL Executive Compensation Review. Additionally, the Company granted Mr. Francis options to purchase 50,000 shares of the Company’s Common Stock on February 26, 2003 at an exercise price of $28.00 based on that day’s closing stock price. These stock options were scheduled to vest only after six years or in equal parts following a sustained increase in the Company’s stock price to $31 (10.7% increase), $33 (17.8% increase) and $35 (25% increase) per share. While requiring that the stock achieve certain price targets prior to management benefiting from the stock option is not yet common, the Committee believes that it ensures that shareholders benefit at the same time that management benefits from the grant of options. The Committee’s grant was made in light of its desire to link Mr. Francis’ long-term compensation with the Company’s success as well as a review of option grants at similar institutions. By December 31, 2003, and due to the significant appreciation achieved in the Company’s share price, two-thirds of these options had vested.

Compensation for Other Executive Officers

Similarly, the Committee approved the CEO’s recommendations in regard to salaries for 2003 for the other executive officers based upon their responsibilities, experience, achievements, and compensation levels at similar institutions. Based upon the Company’s profitability, as calculated using return on equity, the other executive officers received bonuses pursuant to their employment contracts, as modified by the Committee based on the return on equity formula described above. The Committee believes that the bonuses paid to the other executive officers aligned the interests of those executive officers with those of the shareholders. The Company granted options to purchase 10,000 shares of the Company’s Common Stock to each of the other executive officers on February 26, 2003 at an exercise price of $28.00, which were scheduled to vest only after six years or in equal parts following a sustained increase in the Company’s stock price to $31, $33, and $35 per share. As described above, the Committee believes that linking the vesting of the stock options with increases in share prices ensures that the executive officers benefit under the stock option only as shareholders benefit.

It is also the responsibility of the Committee to make recommendations regarding compensation for the Board of Directors. In January 2002, the Committee recommended Board compensation be restructured based on a review of peer board compensation as published in SNL Bank and Thrift Director Compensation Review. The Company established a quarterly retainer for all outside directors of $2,500, an additional retainer of $1,250 quarterly to the audit chairman, meeting fees of $500 for each Board Meeting attended and $250 for each committee meeting attended. These fees remained unchanged in 2003. These compare to an average annual retainer of $15,772 and average meeting fees of $925 in 2001 for directors at high performing (return on equity in excess of 17.5%) publicly-traded banks with total assets exceeding $500 million. While the Company’s retainer and meeting fees are lower than peer banks, it has implemented a bonus program tied to profitability, as measured by return on equity, which provides members of the Board an opportunity to receive compensation more in line with peer institutions only if the Company is highly profitable. In 2003, the outside directors received bonuses based on the Company’s reported return on equity of 24.5% adjusted to reflect the negative provision expenses of the Company during 2003 and the non-cash charge associated with redemption of the Company’s trust preferred securities.

Hugh R. Clonch was unable to attend the Compensation Committee meeting and thus was unable to sign the report.

Respectfully submitted,

C. Dallas Kayser, Chairman

Oshel B. Craigo

Jay C. Goldman

Robert D. Fisher

James E. Songer II

February 25, 2004

OTHER EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS

Employment and Consulting Agreements

The Company entered into an employment agreement with Gerald R. Francis on January 31, 2001. The agreement specifies terms of employment, including compensation in the form of salary, a bonus formula, stock options granted at the date of hire, and other benefits that the Company believes are typical for executives with his experience and responsibilities. The contract terminates on the day next preceding the fifth anniversary of the date of the contract, except that on each monthly anniversary date, the agreement automatically extends for an additional month. The agreement provides that if Mr. Francis voluntarily terminates his employment, he will be entitled to receive annually 60% of his Termination Compensation during the applicable Severance Period, as these terms are defined in the agreement. If Mr. Francis voluntarily terminates his employment after serving through the fourth anniversary of his hire date, the applicable Severance Period would be five years. Termination Compensation is generally defined as the highest annual compensation as reported in the Summary Compensation Table for both Salary and Bonus. In the event Mr. Francis’ employment is terminated by the Company other than for “just cause”, Mr. Francis will receive 60% of his Termination Compensation for the applicable Severance Period. In the event of a change of control of the Company, Mr. Francis may voluntarily terminate employment with the Company up until 24 months after the change of control and be entitled to receive in a lump sum (i) any compensation due but not yet paid through the date of termination and (ii) an amount equal to 100% of his Termination Compensation multiplied by a factor of 2.99.

During 2001, the Company entered into employment contracts with William L. Butcher, Charles R. Hageboeck, John S. Loeber and Craig G. Stilwell (individually, the “named executive”) on their dates of hire. The agreements specify terms of employment, including compensation in the form of salary, a bonus formula, and stock options granted at the date of hire. The contracts for the named executives terminate on the day next preceding the fifth anniversary of the date of the contracts, except that on each monthly anniversary date, the agreements are automatically extended for an additional month. The agreements provide that if the named executive voluntarily terminates his employment, he will be entitled to receive annually 40% of his Termination Compensation during the applicable Severance Period, as these terms are defined. If the named executive voluntarily terminates his employment after serving through the fourth anniversary of his hire date, the Severance Period would be five years. In the event the named executive’s employment is terminated by the Company other than for “just cause”, the named executive will receive 40% of the Termination Compensation for the applicable Severance Period. In the event of a change of control of the Company, the named executive may voluntarily terminate employment with the Company up until 24 months after the change of control and be entitled to receive in a lump sum (i) any compensation due but not yet paid through the date of termination and (ii) an amount equal to 100% of his Termination Compensation multiplied by a factor of 2.00.

The Company entered into an employment agreement with Philip L. McLaughlin on December 31, 1998. The agreement specifies terms of employment, including compensation. The contract will terminate on July 1, 2005 following Mr. McLaughlin’s 65th birthday. Mr. McLaughlin retired in June 2002 and under the terms of the agreement, he is entitled to receive annually 60% of his Termination Compensation, or $9,604.17, monthly, through June 2005.

The Company entered into an employment and consulting agreement with Frank S. Harkins, Jr., a director. The agreement was entered into on December 31, 1998 and specified a term of employment until June 1, 1999, with a consulting arrangement comprising business development and retention activities commencing on that date and continuing for five years thereafter. The agreement specifies the terms of the employment and consulting arrangement, including annual compensation of $200,000. In 2001, the Company elected to terminate Mr. Harkins’ consulting arrangement. Under the terms of the agreement, Mr. Harkins’ will receive the annual cash compensation in each year through May 31, 2004.

STOCK PERFORMANCE

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company’s shareholders during the five-year period ended December 31, 2003, as well as an overall stock market index (The Nasdaq Stock Market Index) and the Company’s Peer Group. The Peer Group consists of publicly-traded banking institutions over $1 billion but less than $5 billion in assets headquartered in West Virginia, Ohio, Pennsylvania, Virginia, Kentucky, and Maryland.

Comparison of Five-Year Cumulative Total Return

Among City Holding Company, Nasdaq Stock Market Index and Peer Group

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers and directors are required under the Securities and Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company. Based solely upon the review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during 2003, all filing requirements applicable to its executive officers and directors were met.

CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

During 2003, the Company’s subsidiaries had, and expect to have in the future, banking transactions with directors of the Company, their immediate families and entities in which they are principal owners (more than 10% interest). The transactions are in the ordinary course of business and on substantially the same terms, including interest rates and security, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable factors.

The Company has entered into employment agreements and an employment and consulting agreement with certain of its named executive officers and directors and provided other compensation to certain of its directors. See “Employment and Consulting Agreements” above under the section titled “Other Executive Compensation Plans and Arrangements” and “Compensation of Directors” above under the section titled “Additional Information Concerning the Board of Directors.”

APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2)

Subject to ratification by the Company’s shareholders, the Company’s Audit Committee has appointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 2004

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation

The Audit Committee and the Board of Directors unanimously recommend the shareholders vote “FOR” such ratification.

Principal Accounting Fees and Services

During the fiscal year ended December 31, 2003, the Company engaged Ernst & Young as independent public auditors principally to perform the annual audit and to render other services. The following table lists fees paid to Ernst & Young, for services rendered in fiscal years 2003 and 2002.

	2003	2002
Audit Fees	$321,495	$294,325
Audit-Related Fees	35,150	46,030
Tax Fees	136,250	84,925
All Other Fees	12,686	—

Total Fees	$505,581	$425,280

Audit Fees include fees associated with the annual audit and the reviews of the Company’s quarterly report on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission.

Audit-Related Fees primarily include audits of the Company’s employee benefits plans.

Tax Fees primarily include fees associated with compliance, research and consultation.

All Other Fees include fees associated with documentation production requests with regard to litigation involving the Company.

SHAREHOLDER PROPOSALS

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the Company’s 2005 annual meeting of shareholders must present such proposal to the Company’s Secretary at the principal executive offices of the Company at 25 Gatewater Road, Charleston, West Virginia 25313, not later than November 18, 2004 in order for the proposal to be considered for inclusion in the Company’s proxy statement for the 2005 annual meeting of shareholders.

Pursuant to the Company’s Amended and Restated Bylaws, a shareholder may nominate persons for election to the Board of Directors and, pursuant to the Governance Committee’s Charter, the Governance Committee considers nominees recommended by shareholders, in each case, if written notice is submitted to the Company’s Secretary at the principal executive offices of the Company not less than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. If no annual meeting was held in the previous year or if the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the shareholder must be so received by the later of 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made.

The shareholder’s notice must include:

•	as to each person whom the shareholder proposes to nominate for election as a director:

•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as such as a director if elected; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner;

•	the class and number of shares of the Company’s capital stock that are owned beneficially and of record by such shareholder and such beneficial owner;

•	a description of all arrangements or understandings between the shareholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the shareholder;

•	a representation that such shareholder is a holder of record of the Company’s stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

•	a representation whether the shareholder intends to solicit proxies from shareholders in support of such nomination.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company’s Secretary within the time limits described in the immediately following paragraph. The shareholder’s notice must contain:

•	as to each matter:

•	a brief description of the business desired to be brought before the meeting;

•	the reasons for conducting such business at the meeting;

•	in the event that such business includes a proposal to amend the Company’s Articles of Incorporation or Bylaws, the language of the proposed amendment; and

•	any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above, with respect to the shareholder proposing such business.

The Company’s Secretary must receive written notice of a shareholder proposal to be acted upon at the 2005 annual meeting not later than the close of business on November 18, 2004. In addition, if the Company does not receive notice of a shareholder proposal at least 45 days before the Company first mails its proxy statement for the 2005 annual meeting, the persons named as proxies in the Company’s proxy card for the 2005 annual meeting will have discretionary authority to vote on such proposal at the 2005 annual meeting.

The requirements found in the Company’s Amended and Restated Bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet to have a proposal included in the Company’s proxy statement.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the annual meeting. However, if any other matters are brought before the annual meeting or any adjournments or postponements thereof, the persons named on the accompanying proxy card or their substitutes will vote with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Victoria A. Evans Secretary

March 23, 2004

Appendix A

City Holding Company

Governance and Nominating Committee Charter

Purpose

The Governance and Nominating Committee is appointed by the Board of Directors to:

•	identify individuals qualified to become board members,

•	select, or recommend that the Board select, the director nominees for the next annual meeting of shareholders; and

•	oversee governance matters.

Committee Membership

The Committee will be comprised of not fewer than three directors, all of whom satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (Nasdaq). The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

The Committee shall:

•	Consider periodically the desired composition of the Board of Directors, including such factors as expertise and diversity.

•	Establish any qualifications and standards for individual directors.

•	Review periodically the composition of the Board of Directors, taking into account the desired composition of the Board of Directors and the qualifications and standards for individual directors.

•	Identify candidates for election to the Board of Directors. The Committee identifies candidates for election to the Board of Directors on its own as well as by considering recommendations from shareholders, other members of the Board, officers and employees of the Company, and other sources that the Committee deems appropriate. Shareholder recommendations for candidates for election to the Board of Directors shall be made in accordance with the Company’s Bylaws. The Committee may retain a third-party search firm to assist in the identification of possible candidates for election to the Board of Directors.

•	Evaluate candidates for election to the Board of Directors. The Committee will evaluate all candidates for election to the Board of Directors, regardless of the source from which the candidate was first identified, based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes. In considering the individual nominees, the Committee will take into account the qualifications of other Board members to ensure that a broad variety of skill sets and experience beneficial to the Company and its business are represented on the Board of Directors. The Committee also will ensure that the Board is composed of a sufficient number of independent directors to satisfy the Nasdaq listing requirements. In addition, the Committee will seek to assure that at least three of the Board’s independent members satisfy the Nasdaq financial and accounting experience requirements and the heightened independence standards of the Securities and Exchange Commission and that at least one of such three members qualifies as an “audit committee financial expert” (as defined by the Securities and Exchange Commission).

A-1

•	Nominate qualified individuals for election to the Board of Directors.

•	Recommend to the Board of Directors the composition of the Committees of the Board of Directors.

•	Review periodically the Company’s Corporate Governance Policies and recommend to the Board of Directors governance issues that should be considered by the Board.

•	Review periodically the Company’s Code of Conduct.

•	Obtain confirmation from management that the policies included in the Code of Conduct are understood and implemented.

•	Evaluate periodically the adequacy of the Company’s conflict of interest policies.

•	Consider other corporate governance and related issues.

•	Consider with management public policy issues that may affect the Company.

•	Review periodically the Company’s Committee structure and operations and the working relationship between each Committee and the Board of Directors.

•	Consider, discuss and recommend ways to improve the effectiveness of the Board of Directors.

•	Report its activities regularly to the Board of Directors.

•	Perform such other functions as may be requested by the Board of Directors.

The Committee shall have sole authority to retain and terminate outside advisors to assist in the performance of its functions, with sole authority to agree to fees and other terms of engagement.

The Secretary of the Committee shall be the Corporate Secretary or his or her designee. The proceedings of all Committee meetings shall be documented in minutes. At the next regular Board meeting following any Committee meeting, the Chairman of the Committee shall report to the Board of Directors on behalf of the Committee.

The Chairman of the Committee shall discuss the Committee’s performance with each Committee member, following which discussions the Chairman shall lead the Committee in an annual review of its performance. The annual evaluation shall include a review of the Committee’s charter.

The Committee shall cause to be provided to Nasdaq appropriate written confirmation of any of the foregoing matters as Nasdaq may from time to time require.

A-2

Appendix B

City Holding Company

Audit Committee Charter

Organization

This charter governs the operations of the City Holding Company (“Company”) Audit Committee. The committee will review and reassess the charter annually and obtain the approval of the Company’s Board of Directors (“Board”). The committee shall be appointed annually by the Board and shall serve until their successors are duly elected and qualified. Each member of the committee appointed by the Board will meet regulatory requirements for independence and financial literacy with at least one committee member possessing accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the Board in fulfilling its oversight responsibilities to shareholders, potential shareholders, the investment community and others. This oversight relates to Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal, compliance and ethics programs as established by management and the Board.

In so doing it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, internal audit, and executive management. In discharging its oversight role, the committee is authorized to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. Internal audit service providers may be used to execute the internal audit plan, however the Vice President for Risk Management will be responsible for the internal audit function and shall be directly accountable to the committee.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the financial statements on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee should take appropriate actions to establish an environment conducive to quality financial reporting, sound business risk practices, and ethical behavior. The committee may also perform the duties required to be performed by the fiduciary audit committee for any bank subsidiary exercising trust powers.

The following shall be the specific responsibilities and authority of the audit committee in carrying out its oversight duties. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

1. The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of Company’s shareholders.

2. The committee shall have sole authority and responsibility to select (subject to shareholder approval), evaluate and, where appropriate, replace the independent auditors.

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3. The committee shall discuss with the auditors their independence from management and the Company and the matters included in written disclosures required by the Independence Standards Board, Public Company Accounting Oversight Board, and the Securities and Exchange Commission.

4. The committee shall determine funding for and oversee the independent auditors.

5. The committee shall review compliance with the Securities and Exchange Commission’s rules and other professional guidance related to services performed by the Company’s independent auditors. The committee shall also pre-approve all audit services and permissible non-audit services provided by the independent auditors in accordance with regulatory requirements and the committee’s policies and procedures.

6. The committee shall establish and maintain procedures that provide for the anonymous submission of employee complaints regarding accounting, internal controls or auditing matters.

7. The committee shall discuss with the Vice President for Risk Management and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. The committee shall meet separately with the Vice President for Risk Management and the independent auditors, with and without management present, to discuss the results of their examinations.

8. If internal audit service providers are utilized to execute the internal audit plan, then the committee should review and concur with their selection, termination or replacement by management.

9. The committee shall discuss with management, the Vice President for Risk Management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

10. The committee shall review all interim financial statements with management and the independent auditors prior to filing of the Company’s Quarterly Report on Form 10-Q. The committee will also discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

11. The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The committee shall also discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

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Appendix C

City Holding Company

Compensation Committee Charter

Purpose

The Compensation Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Company’s executives.

Committee Membership

The Committee will be composed of at least three directors, all of whom satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market. All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Committee Authority and Responsibilities

The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of director, Chief Executive Officer (CEO) or senior executive compensation. The Committee shall have sole authority to retain and terminate any such consulting firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

In carrying out its responsibilities:

•	The Committee shall have responsibility for developing and maintaining an executive compensation policy that creates a direct relationship between pay levels and corporate performance and returns to shareholders. The Committee shall monitor the results of such policy to assure that the compensation payable to the Company’s executive officers provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders.

•	The Committee shall have responsibility for approval of compensation and benefit plans, which may include amendments to existing plans, cash- and equity-based incentive compensation plans, and non-qualified deferred compensation and retirement plans.

•	The Committee shall establish annually subjective and objective criteria to serve as the basis for the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those criteria and determine the Chief Executive Officer’s compensation based on that evaluation.

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•	The Committee shall establish annually subjective and objective criteria to serve as the basis for the other executive officers’ compensation, evaluate the other executive officers’ performance in light of those criteria and determine the other executive officers’ compensation based on that evaluation.

•	In establishing the compensation to be paid or provided to executive officers, the Committee shall utilize, where it deems appropriate, comparative data regarding compensation practices. The Committee may utilize flexible compensation structures to attract, retain, motivate and appropriately reward executive officers, consistent with the Company’s compensation philosophy. The Committee may retain one or more compensation consultants or other advisors to assist the Committee with these duties. The Committee shall have sole authority to approve the fees and other retention terms of any such consultant or advisor.

•	With respect to the Company’s equity-based compensation plans, the Committee shall approve grants of stock options, restricted stock, performance shares, stock appreciation rights, and other equity-based incentives to the extent provided under the compensation plans. The committee may delegate to the President and Chief Executive Officer all or part of the committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting requirements and other provisions of Section 16 of the Securities Exchange Act of 1934 as in effect from time to time.

•	The Committee shall from time to time review and make recommendations to the Board of Directors regarding the compensation of non-employee directors.

•	The Committee shall provide, over the names of the Committee members, the required Compensation Committee report for the Company’s proxy statement for the annual meeting of shareholders.

•	The Committee shall have available to it such support personnel, including management staff, outside auditors, attorneys and consultants as it deems necessary to discharge its responsibilities.

•	The Committee shall consider the application of Section 162(m) of the Internal Revenue Code to the Company and its compensation practices and develop a policy for the Company with respect to Section 162(m).

•	The Secretary of the Committee shall be the Corporate Secretary or his or her designee. The proceedings of all Committee meetings shall be documented in minutes. At the next regular Board meeting following any Committee meeting, the Chairman of the Committee shall report to the Board of Directors on behalf of the Committee.

•	The Chairman of the Committee shall discuss the Committee’s performance with each member of the Committee, following which discussions the Chairman shall lead the Committee in an annual evaluation of its performance. The annual evaluation shall include a review of the Committee’s charter.

The Committee shall cause to be provided to Nasdaq appropriate written confirmation of any of the foregoing matters as Nasdaq may from time to time require.

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CITY HOLDING COMPANY

c/o SunTrust Bank

Stock Transfer Department

P. O. Box 4625

Atlanta, GA 30302

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CITY HOLDING COMPANY

Post Office Box 7520

Charleston, West Virginia 25356-0520

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS – APRIL 28, 2004

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITY HOLDING COMPANY)

The undersigned shareholder of City Holding Company hereby appoints John W. Alderman, III and Victoria A. Evans and each of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of City Holding Company held of record by the undersigned on March 5, 2004 at the 2004 Annual Meeting of Shareholders to be held on April 28, 2004 or any adjournment or adjournments thereof. The undersigned shareholder authorizes the proxies to cumulate their votes at their discretion.

Dated:	________________________________________, 2004

Signature

Signature, if held jointly

Please date and sign exactly as name appears hereon. If shares are held jointly, each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc. should use full title, and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by authorized person.

Y  O  U  R    V  O  T  E    I  S    I  M  P  O  R   T  A  N  T !

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Meeting.

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This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

1.	PROPOSAL TO ELECT SEVEN CLASS II DIRECTORS TO SERVE FOR TERMS OF THREE YEARS CLASS II NOMINEES:

Oshel B. Craigo	William H. File III	Gerald R. Francis	Tracy W. Hylton II
C. Dallas Kayser	E. M. Payne III	Sharon H. Rowe

☐ FOR (except as marked to the contrary above)	☐ WITHHOLD AUTHORITY

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.

2.	PROPOSAL TO RATIFY THE BOARD OF DIRECTORS’ APPOINTMENT OF ERNST & YOUNG, LLP AS THE INDEPENDENT AUDITORS FOR CITY HOLDING COMPANY FOR 2004

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

Please mark, sign, date and return the proxy promptly using the enclosed envelope.